SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BlackRock Long-Term Municipal Advantage Trust

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3955146
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification no.)

100 Bellevue Parkway, Wilmington, Delaware (Address of Principal Executive Offices)	19809 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. :

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. 9

Securities Act registration statement file number to which this form relates: 333-129767

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-129767 and 811-21835), as filed electronically with the Securities and Exchange Commission (the "Commission") on November 17, 2005 (Accession No. 0001341004-05-000327) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on December 28, 2005 (Accession No. 0000950136-05-008366) and by Pre-Effective Amendment No.2 to the Registration Statement on Form N-2, as filed with the Commission on January 18, 2006 (Accession No. 0000950136-06-000262).

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK LONG-TERM

MUNICIPAL ADVANTAGE TRUST

By:       /s/ Robert S. Kapito

Name:	Robert S. Kapito
Title:	Trustee and President
(Principal Executive Officer)

Date: January 20, 2006

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